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                                  EXHIBIT 11(a)


                        Consent of Deloitte & Touche LLP
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                                                                EXHIBIT 11(a)


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 22 to Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 033-12608 of our report dated September 13, 1996, relating to The HighMark Group, including Diversified Obligations Fund, U.S. Government Obligations Fund, 100% U.S. Treasury Obligations Fund, California Tax-Free Fund, Bond Fund, Income Equity Fund, Balanced Fund and Growth Fund, incorporated by reference in such Registration Statement and to the reference to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.


DELOITTE & TOUCHE LLP

Dayton, Ohio
June 16, 1997